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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration  If this Form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and is  pursuant to Section 12(g) of the
effective pursuant to General             Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A.(d), please
following box. [x]                        check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-117752

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
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Global Medium-Term Notes, Series F,       THE AMERICAN STOCK EXCHANGE LLC
Capital Protected Notes due August 30,
2010 (Based on the Decline in the Value
of the Philadelphia Stock Exchange
Housing Sector Index)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, Capital Protected Notes due August 30, 2010 (Based on the Decline in the Value of the Philadelphia Stock Exchange Housing Sector Index)" (the "Notes"). A description of the Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-117752) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 10, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Notes contained in the pricing supplement dated August 24, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Notes.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MORGAN STANLEY
                                             (Registrant)


Date: August 24, 2005                       By: /s/ Jeanne E. Greeley
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                                               Jeanne E. Greeley
                                               Assistant Secretary and Counsel






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                                INDEX TO EXHIBITS


Exhibit No.                                                           Page No.

4.1  Proposed form of Global Note evidencing the Notes                  A-1








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